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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

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               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                        INTEGRATED CIRCUIT SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


          Pennsylvania                                  23-2000174
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


2435 Boulevard of the Generals, Norristown, PA             19403
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(Address of principal executive offices)                 (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class               Name of each exchange on which
            to be so registered               each class is to be registered
            -------------------               ------------------------------
                    None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
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                                (Title of Class)

                         This document contains 4 pages.

                     The Exhibit Index is located on page 4.

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Item 1.   Description of Registrant's Securities to be Registered:
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          The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), as included under the caption "Description of Capital Stock" in the Prospectus forming part of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on March 27, 2000, including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.


Item 2.   Exhibits.
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          * 1.1 Amended and Restated Articles of Incorporation of the
                Registrant.

          * 1.2 Amended and Restated By-laws of the Registrant.

          * 1.3 Form of Certificate Representing Shares of Common Stock, $.01 par value.


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*    To be filed by amendments as exhibits to the Registration Statement and incorporated herein by reference.

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                                   SIGNATURES
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                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               INTEGRATED CIRCUIT SYSTEMS, INC.



                                               By: /s/ Hock E. Tan
                                                  ____________________________

                                               Name:   Hock E. Tan
                                               Title:  President



Date: March 27, 2000

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                                 EXHIBIT INDEX
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

   Exhibit No.                              Description
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
        1.1 *         Amended and Restated Certificate of Incorporation of the Registrant.
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        1.2 *         Amended and Restated By-laws of the Registrant.
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        1.3 *         Form of Certificate Representing Shares of Common Stock, $.01 par value.
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


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*    To be filed by amendments as exhibits to the Registration Statement and incorporated herein by reference.

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